Exhibit 7.05

Restructure Holdings, LLC

FORM OF SUBSCRIPTION AGREEMENT

PLEASE READ CAREFULLY BEFORE SIGNING

To:                              Restructure Holdings, LLC
c/o Sterling Capital Partners II, L.P.
1033 Skokie Boulevard, Suite 600
Northbrook, IL 60062
Attention:  Tom Wippman

1.                                       Subscription for Units.  The undersigned is hereby subscribing for _____ Class __ Units (the “Units”) (at $___ per unit) in Restructure Holdings, LLC, a Delaware limited liability (the “Company”) representing a total capital contribution of $_________ (“Capital Contribution”), which includes an initial capital contribution of $____________ (the “Initial Capital Contribution”), and a contingent capital contribution of up to $ ____________ (the “Contingent Capital Contribution”). The Capital Contribution shall be contributed to the Company in accordance with the terms of Section 2 below.  At the same time, the undersigned understands that this subscription is not binding on the Company until the Company accepts it, which acceptance is in the Company’s sole discretion.

2.                                       Capital Contribution.   The undersigned understands that payment in full of its Initial Capital Contribution for the Units shall be due on or before ________, 2007 by check payable to Restructure Holdings, LLC or by wire transfer of immediately available funds payable pursuant to a letter of direction from Restructure Holdings, LLC. The undersigned understands that payment of its Contingent Capital Contribution for the Units shall be due in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Restructure Holdings, LLC (the “LLC Agreement”) attached as Exhibit A hereto.

3.                                       Representations and Warranties.  To induce the Company to accept this Subscription Agreement, the undersigned hereby represents, warrants and covenants to the Company  as follows:

(a)                                  The undersigned has been furnished with such documents, materials and information as it deemed necessary or appropriate for evaluating an investment in the Company.  The undersigned has carefully read and understand these materials, and has made such further investigation of the Company as it deemed appropriate to obtain additional information to verify the accuracy of such materials and to evaluate the merits and risks of this investment.  The undersigned has had the opportunity to ask questions of, and receive answers from, the Company and persons acting on the Company’s behalf concerning the terms and conditions of the offering, and all such questions have been answered to its full satisfaction.

(b)                                 The undersigned understands that the Units  have not been registered under the Act or the securities or similar laws of any state and are offered in reliance on exemptions therefrom.

(c)                                  The undersigned understands that neither the Securities and Exchange Commission nor any other Federal or state agency has recommended, approved or endorsed the purchase of the Units as an investment or passed on the accuracy or adequacy of the information provided to it.

(d)                                 The undersigned recognizes that the Company is a highly speculative venture involving a high degree of financial risk, and the undersigned can bear the economic risk of losing its entire investment in the Units.  The undersigned’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and its investment in the Units will not cause its overall commitment to become excessive.  The undersigned is familiar with the nature of, and risks attendant to, investments in securities of the type being subscribed for, and has determined that the purchase of such securities is consistent with its investment objectives.

(e)                                  The undersigned has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment and to be capable of protecting its interests in connection with this transaction.

(f)                                    The undersigned is acquiring the Units subscribed for herein solely for its own account, for investment, and not with a view to the distribution or resale of such Units.

(g)                                 The undersigned understands that there are substantial restrictions on the transferability of the Units, there is currently no public market for the Units and it may not be possible for me to liquidate its investment in the Company.  Accordingly, the undersigned may have to hold the Units, and bear the economic risk of this investment, indefinitely.

(h)                                 The undersigned has the legal capacity and authority to execute, deliver and perform its obligations under this Subscription Agreement.

(i)                                     The undersigned is not subject to “back-up withholding” pursuant to Section 3406 of the Internal Revenue Code of 1986, as amended, and has provided its correct tax identification number below.

(j)                                     The undersigned is an  “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC.

(k)                                  The undersigned understands the meaning of the representations and warranties contained in this Subscription Agreement, and understands and acknowledges that the Company is relying upon the representations and warranties contained in this Subscription Agreement in determining whether the offering is eligible for exemption from the registration requirements contained in the Act and in determining whether to accept the subscription tendered by it.

4.                                       Applicable Law.  THIS SUBSCRIPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  ANY AND ALL LITIGATION ARISING OUT OF THIS SUBSCRIPTION AGREEMENT SHALL BE CONDUCTED ONLY IN COURTS LOCATED IN THE STATE OF NEW YORK. THE AFOREMENTIONED CHOICE OF VENUE IS INTENDED BY THE PARTIES TO BE MANDATORY AND NOT PERMISSIVE IN NATURE, THEREBY PRECLUDING THE POSSIBILITY OF LITIGATION BETWEEN THE PARTIES WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT IN ANY JURISDICTION OTHER THAN THOSE SPECIFIED IN THIS SECTION 4.  EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENS OR SIMILAR DOCTRINE OR TO OBJECT TO VENUE WITH RESPECT TO ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION 4, AND STIPULATES THAT THE FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH OF THEM FOR THE PURPOSE OF LITIGATING ANY DISPUTE, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.  EACH PARTY HEREBY AUTHORIZES AND ACCEPTS SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT AS CONTEMPLATED BY THIS SECTION 4 BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO ITS ADDRESS FOR THE GIVING OF NOTICES AS SET FORTH IN THIS AGREEMENT.  ANY FINAL JUDGMENT RENDERED AGAINST A PARTY IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.  ALL PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE TERMS AND PROVISIONS OF THIS SECTION 4 CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date written below.

Date:  June __, 2007

By:
Name:
Its:

ACCEPTANCE

The undersigned, as the Secretary of Restructure Holdings, LLC (the “Company”) hereby accepts the foregoing subscription this ___ day of June, 2007.  This subscription shall not be binding until accepted by the Company and shall become effective as of the date of such acceptance, upon the terms set forth in Section 1 of the Subscription Agreement.

Restructure Holdings, LLC

By: